Exhibit 10.3

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of August 24th, 2026 (the "Sixth Amendment Effective Date"), by and among GARRINGTON FINANCIAL CORP. (together with its successors and assigns, "Lender"), YUNHONG GREEN CTI LTD., an Illinois corporation f/k/a Yunhong CTI Ltd. (together with its successors and permitted assigns, "Borrower"), and JANA SCHWAN, an individual ("Limited Indemnitor").

RECITALS:

A. Lender and Borrower are parties to that certain Loan and Security Agreement, dated as of September 30, 2021 (as amended, modified, restated, renewed or extended from time to time, most recently by that Fifth Amendment to Loan and Security Agreement dated as of September 30, 2025 (the "Fifth Amendment", and collectively, the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

B. Borrower has requested that Lender agree to certain limited, one-time modifications to the Seasonal Overadvance provisions solely with respect to the 2026 Seasonal Overadvance Period, and Lender has agreed, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. One-Time 2026 Seasonal Overadvance Modifications. Notwithstanding anything to the contrary in the Agreement (including the Schedule as amended by the Fifth Amendment), and solely with respect to the 2026 Seasonal Overadvance Period, the following modifications shall apply:

(a) 2026 Start Date. The "Seasonal Overadvance Period" for the 2026 calendar year shall commence on August 28, 2026 (rather than October 1, 2026) and shall end on December 31, 2026.

(b) 2026 Seasonal Overadvance Limit. The "Seasonal Overadvance Limit" for the 2026 Seasonal Overadvance Period shall be $300,000 (rather than $250,000) in aggregate outstanding amount at any time, and all other terms and conditions applicable to Seasonal Overadvances under the Agreement (including the repayment-in-full requirement no later than January 31, 2027) shall remain in effect.

(c) 2026 Seasonal Overadvance Fee. The "Seasonal Overadvance Fee" for the 2026 Seasonal Overadvance Period shall be a flat fee of $20,000 (rather than $15,000), which shall be fully earned and payable, without notice or demand, upon the first draw of any Seasonal Overadvance during the 2026 Seasonal Overadvance Period. For the avoidance of doubt, such fee shall apply on a per-period basis and shall not be prorated.

(d) Limited Duration; Automatic Reversion. The modifications set forth in this Section 1 are one-time accommodations applicable solely to the 2026 Seasonal Overadvance Period. For each Seasonal Overadvance Period commencing on or after October 1, 2027, the terms of the Agreement (including the Schedule as amended by the Fifth Amendment) shall apply without giving effect to this Amendment, including the October 1 commencement date, the $250,000 Seasonal Overadvance Limit, and the $15,000 Seasonal Overadvance Fee. For the avoidance of doubt, no extension or renewal of the Maturity Date shall extend or otherwise carry forward the modifications set forth herein.

2. Representations and Warranties. Borrower and Limited Indemnitor represent and warrant to Lender that: (a) the execution, delivery, and performance of this Amendment have been duly authorized and do not violate their respective organizational documents, any material agreement, or applicable law; (b) this Amendment constitutes their legal, valid, and binding obligation, enforceable in accordance with its terms, subject to customary bankruptcy and equitable exceptions; and (c) no Default or Event of Default has occurred and is continuing, both before and after giving effect to this Amendment.

3. Reaffirmation. Borrower and Limited Indemnitor each ratify, reaffirm, and confirm their respective obligations under the Agreement, the Indemnity Agreement, and the other Loan Documents, as amended hereby, and agree that the same remain in full force and effect, without impairment, except as expressly modified hereby, and that all security interests and liens granted to Lender continue to secure all Obligations, including as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

YUNHONG GREEN CTI LTD.,
f/k/a YUNHONG CTI LTD.

By: ______________________
Name: Jana Schwan
Title: CEO

GARRINGTON FINANCIAL CORP.

By: ______________________
Name: Richard E. Coles
Title: Secretary

LIMITED INDEMNITOR:

____
Jana Schwan